Exhibit 10.17

             SPLIT DOLLAR LIFE INSURANCE AGREEMENT


          THIS AGREEMENT is made as of the 22nd day of April, 1994, between Enron Corp. ("Enron"), a Delaware corporation having its headquarters at 1400 Smith Street, Houston, Texas 77002, and the KLL & LPL Family Partnership,
Ltd., a Texas limited partnership.

     WHEREAS, Kenneth L. Lay (the "Participant"), Chairman and Chief Executive Officer of Enron, has contributed substantially to the success of Enron, and is employed by Enron pursuant to an employment agreement first entered into between Enron and the Participant as of September 1, 1989 (the "Employment Agreement").

     WHEREAS, contemporaneously with the execution of this Agreement, the Participant and Enron entered into and executed the Sixth Amendment To Employment Agreement pursuant which (as amended, the "Employment Agreement") the Participant and Enron agreed to enter into this Agreement to establish a program for split dollar life insurance.

     WHEREAS, the owner of life insurance policy number
92474662 (the "Insurance Contract") issued by TransAmerica
Occidental (the "Insurance Company") on the joint lives of the Participant and his wife, Linda Phillips Lay (the
"Participant's Spouse") shall be the KLL & LPL Family
Partnership, Ltd., a Texas limited partnership (the
"Owner"); and

     WHEREAS, Enron is willing to assist in the payment of premiums under the Insurance Contract as provided in this Agreement; and

     WHEREAS, the Owner contemporaneous herewith is assigning an interest in the Insurance Contract to Enron as collateral security for such premium payments (the
"Collateral Agreement");

     NOW, THEREFORE, in consideration of the mutual covenants and agreements described herein, Enron and the Owner hereby agree as follows:

     1.   Payment of Premiums.

          (a) By Enron: Enron shall pay to the Insurance Company an amount equal to Two Hundred Eighty Thousand Two Hundred Sixty-Five Dollars ($280,265), which shall hereinafter sometimes be referred to as the "Agreed Premium Amount," as its share of the initial premium for the Insurance Contract and shall continue to pay to the Insurance Company the same Agreed Premium Amount as its share of the annual premium for the Insurance Contract during the eight (8) successive years following the initial premium payment (meaning a total of nine (9) payments of the Agreed Premium Amount shall be paid by Enron to the Insurance Company), unless this Agreement terminates earlier as provided below, in which event Enron shall only be obligated to continue to pay to the Insurance Company the Agreed Premium Amount on an annual basis until the date on which this Agreement terminates. Provided that this Agreement shall not have terminated earlier, Enron shall have no further obligation to pay any amounts to the Insurance Company after Enron has made the nine (9) payments to the Insurance Company of the Agreed Premium Amount in the manner described herein. A portion of each such payment of the Agreed Premium Amount by Enron to the Insurance Company may be reported as imputed income includable as compensation in the Participant's gross income in accordance with federal, state, or local income tax laws.

          (b) By the Owner. The Owner may, but shall not be required, to pay the portion of the annual premium (if any) on the Insurance Contract that is in excess of the Agreed Premium Amount to be paid by Enron.

     2. Insurance Contract Beneficiary Designation. The right to designate and change the beneficiary of the Insurance Contract and to elect an optional mode of settlement is reserved to the Owner. Such Owner shall have the right to designate and change the beneficiaries and contingent beneficiaries and to elect an optional mode of settlement subject to the interest of Enron as Assignee under the Collateral Agreement, and Enron will make the Insurance Contract available to the Owner, if required for endorsement or a change of beneficiary.

     3. Payment of Insurance Contract Proceeds in Event of Death Prior to Termination of this Agreement by Any Other Event. If the Participant and the Participant's Spouse die while the Insurance Contract and this Agreement are in force, then the proceeds of the Insurance Contract will be payable as follows:

          (a) Enron shall be entitled to the amount of the death benefit proceeds equal to the sum of the Agreed Premium Amounts paid by Enron pursuant to this Agreement.

          (b) The beneficiary designated by the Owner shall be entitled to the amount of the death benefit proceeds, if any, in excess of the amount payable to Enron.

          Enron shall not be responsible for payments by the Insurance Company to the Owner of the Insurance Contract or for the benefits payable under the Insurance Contract to the beneficiaries thereof. Neither Participant nor the Owner (including any person or entity claiming through the Participant or the Owner) shall have any claim against Enron for any benefits to be provided under the Insurance Contract.

     4. Payment of Insurance Contract Proceeds In Event of Death After Termination of this Agreement. If the Participant and the Participant's Spouse die while the Insurance Contract is in force and after this Agreement has previously terminated (other than due to deaths of the Participant and the Participant's Spouse), then the proceeds of the Insurance Contract will be payable as follows:

          (a) Enron shall not be entitled to receive any amount of the death benefit proceeds of the Insurance Contract.

          (b) The beneficiary designated by the Owner shall be entitled to all of the death benefit proceeds of the Insurance Contract.

          Enron shall not be responsible for payments by the Insurance Company to the Owner of the Insurance Contract or for benefits payable under the Insurance Contract to the beneficiaries thereof. Neither the Participant nor the Owner (including any person or entity claiming through the Participant or the Owner) shall have any claim against Enron for any benefits to be provided under the Insurance Contract.

     5. Company's Exercise of Rights as Assignee. While this Agreement is in force, Enron shall have no incidents of ownership with regard to the Insurance Contract. The power to surrender, terminate or cancel the Insurance Contract and the right to borrow or withdraw against the Insurance Contract, subject to the provisions of Paragraph 6 below, shall remain in Owner. The Insurance Contract shall be held by Enron until the termination of this Agreement.

     6. Limitation on Rights of Owner. The Owner agrees not to withdraw, surrender, borrow against, or pledge as security for a loan any portion of the Insurance Contract cash value while this Agreement is in effect. Should this Agreement be terminated for any reason, prior to the expiration of nine
          (9) years and thirty (30) days following the issue date of the Insurance Contract, or should the Owner surrender the Insurance Contract to the Insurance Company, prior to the expiration of nine
          (9) years and thirty (30) days following the issue date of the Insurance Contract, the Owner agrees that the Insurance Company shall reimburse Enron for all Agreed Premium Amounts paid to Enron prior to any portion of the cash surrender value being paid to the Owner. The Owner agrees that, in the situation described in the preceding sentence, should the Owner receive from the Insurance Company any portion of the cash surrender value representing the Agreed Premium Amounts paid by Enron, then the Owner shall be constructive trustee for Enron and shall pay such sums to Enron upon receipt.

     7. Termination of Agreement. This Agreement shall terminate upon the occurrence of one of the following:

          (a) the date of payment to Enron by the Owner (or some other source) of the aggregate of the Agreed Premium Amounts paid by Enron to the Insurance Company pursuant to this Agreement;

          (b)  the date of surrender of the Insurance
               Contract;

          (c) the date of death of the second to die of the Participant and the Participant's Spouse;

          (d) thirty (30) days following the ninth (9th) anniversary of the issue date of the Insurance Contract (meaning the month and day in the year 2003 on which the Insurance Contract was issued) or in January after Participant retires from Enron, whichever is later.

          In the event of termination of this Agreement pursuant to (a), (b) or (c) above, the aggregate of the Agreed Premium Amounts paid by Enron pursuant to this Agreement shall become due and payable to Enron. Upon payment of such amount to Enron from the Insurance Contract, the Owner, or whatever other source, Enron shall execute a release of the Collateral Agreement and deliver such release and the Insurance Contract to the Owner. In the event of termination of this Agreement pursuant to (d) above, Enron shall no longer be entitled to receive from the Insurance Contract, the Owner, or any other source any of the Agreed Premium Amounts paid by Enron pursuant to this Agreement, and Enron shall execute a release of the Collateral Agreement and shall deliver such release and the Insurance Contract to the Owner.

     8.   Amendment and Assignment of Agreement.

          (a)  This Agreement shall not be modified or
               amended except in writing signed by Enron and the Owner.

          (b) This Agreement is binding upon Enron, the Participant (and the Participant's successors, executors, administrators, and transferees), the Owner (and the Owner's successors and transferees) and any Insurance Contract beneficiary.

     9. Taxes. Enron makes no guarantees and assumes no obligation or responsibility with respect to the Participant's or the Owner's federal, state, or local income, estate, inheritance and gift tax obligations, if any, under this Agreement, or the Collateral Agreement, or the Insurance Contract.

     10. State Law. This Agreement shall be subject to and construed in accordance with the laws of the State of Texas.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ENRON CORP.



By:   JOHN H. DUNCAN
Name: John H. Duncan
Title:  Chairman, Executive Committee of
        Board of Directors



By:   CHARLES A. LeMAISTRE
Name: Charles A. LeMaistre
Title:  Chairman, Compensation Committee
        of Board of Directors



KLL & LPL Family Partnership, Ltd.


By:   KENNETH L. LAY
Name: Kenneth L. Lay, General Partner



Agreed to and ratified by:


KENNETH L. LAY
Kenneth L. Lay

                     COLLATERAL AGREEMENT


     THIS AGREEMENT is made and entered into by the undersigned as owner (the "Owner") of Insurance Contract
Number 92474662 ("Insurance Contract") issued by
TransAmerica Occidental (the "Insurance Company") on the joint lives of Kenneth L. Lay (the "Participant") and his wife Linda Phillips Lay (the "Participant's Spouse"), which
Insurance Contract shall herein be assigned to Enron Corp.
("Enron"), as collateral security for those liabilities which may arise under the terms of the Split Dollar
Agreement between the Owner and Enron dated as of April 22, 1994 (the "Split Dollar Agreement"), subject to the terms and conditions in the Insurance Contract.

     WHEREAS, in consideration of Enron's agreement to make certain premium payments (the "Agreed Premium Amounts") under the Insurance Contract, the Owner agrees to grant Enron a security interest in the Insurance Contract as collateral security for the repayment of the aggregate Agreed Premium Amounts paid under the Split Dollar Agreement by Enron for the Insurance Contract, until the Split Dollar Agreement terminates in accordance with its provisions.

     NOW, THEREFORE, the undersigned Owner hereby assigns, transfers and sets over to Enron the following specific rights in the Insurance Contract subject to the following terms and conditions:

     1. This Agreement is made, and the Insurance Contract is to be held as collateral security, for all liabilities of the Owner to Enron, either now existing or that may hereafter arise, pursuant to the terms of the Split Dollar
Agreement.

     2. Enron's interest in the Insurance Contract, while the Split Dollar Agreement is in force, shall be strictly limited to the right to collect from the Insurance Company when the Insurance Contract becomes a claim by death or surrender an amount equal to the aggregate of the Agreed
Premium Amounts paid by Enron pursuant to the Split Dollar
Agreement.

     3.   Subject to the terms and conditions of the Split
Dollar Agreement, the Owner shall retain all incidents of ownership in the Insurance Contract, including, but not limited to, the sole and exclusive right to:

          (a) designate and change the beneficiary of the Insurance Contract; and

          (b)  exercise settlement options.

     4. If, at any time, Enron has possession of the original of the Insurance Contract, Enron shall make the Insurance Contract available to the Owner, at any time and from time to time, to enable the Owner to exercise any right reserved by the Owner.

     5. Enron covenants and agrees with the Owner that any amounts, which may be paid to Enron by the Insurance Company pursuant to the terms of the Insurance Contract and this Agreement and which are in excess of the then existing liabilities of the Owner under the Split Dollar Agreement, shall be paid by Enron to the persons who would have been entitled thereto under the Insurance Contract had this Agreement not been executed.

     6. Upon the full payment of all liabilities, which are then due and owing to Enron under the Split Dollar Agreement, Enron shall execute an appropriate instrument of release of this Agreement. However, notwithstanding anything to the contrary contained above, if the Split Dollar Agreement shall terminate in accordance with its provisions on the 30 days following the ninth (9th) anniversary of the issue date of the Insurance Contract, or the January following the retirement of Owner from Enron, whichever is later, then in such situation, Enron shall have no further right to receive any payment under the Split Dollar Agreement, and Enron shall execute an appropriate instrument of release of this Agreement.

     7. The Insurance Company shall be fully protected and discharged from further obligation by paying in reliance upon the terms of the Insurance Contract and/or the terms of this Agreement.

     IN WITNESS WHEREOF, the Owner and Enron have executed this Agreement effective this 22nd day of April, 1994.


KLL & LPL Family Partnership, Ltd.


By:  KENNETH L. LAY
     Kenneth L. Lay, General Partner


ENRON CORP.


By:       JOHN H. DUNCAN
Name:     John H. Duncan
Title:    Chairman, Executive Committee of Board of
          Directors



By:       CHARLES A. LEMAISTRE
Name:     Charles A. LeMaistre
Title:    Chairman, Compensation Committee of Board of
          Directors